UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

April 6, 2022 (March 31, 2022)

Date of Report (Date of earliest event reported)

TERRAN ORBITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40170	98-1572314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip code)

(561) 988-1704

(Registrant’s telephone number, including area code)

Tailwind Two Acquisition Corp.

150 Greenwich Street, 29th Floor

New York, New York 10006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Unless the context otherwise requires, as used in this Current Report on Form 8-K (this “Report”), (a) the term “Company” refers to Terran Orbital Corporation, a Delaware corporation, and its consolidated subsidiaries following the closing of the Business Combination (as defined below) and (b) the term Tailwind Two” refers to Tailwind Two Acquisition Corp., which was domesticated and continued as Delaware corporation, prior to the closing of the Business Combination. All references herein to the “Board” refer to the board of directors of the Company.

As previously announced, on March 25, 2022, the transactions contemplated by the Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022 (as so amended), by and among Tailwind Two, Titan Merger Sub, Inc., a Delaware corporation, and Terran Orbital Corporation, a Delaware corporation (“Old Terran Orbital”, which was renamed Terran Orbital Operating Corporation) were consummated (such transactions, the “Business Combination”).

Item 4.01	Changes in Registrant’s Certifying Accounting.

Following the Business Combination, the Audit Committee of the Board approved (a) the dismissal of WithumSmith+Brown, PC, who served as Tailwind Two’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm effective as of March 31, 2022, which was the date of the filing of the Company’s Current Report on Form 8-K/A relating to the closing of the Business Combination and (b) the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. KPMG LLP previously served as the independent registered public accounting firm for Old Terran Orbital, which merged with Titan Merger Sub and became a wholly owned subsidiary of the Company on March 25, 2022 as a result of the closing of the Business Combination.

The report of WithumSmith+Brown, PC on Tailwind Two’s consolidated financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from November 18, 2020 (Tailwind Two’s inception) through December 31, 2020, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than the emphasis of matter regarding the entity’s ability to continue as a going concern as of December 31, 2021.

During the period from November 18, 2020 through December 31, 2021 and the subsequent interim period through March 31, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with WithumSmith+Brown, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of WithumSmith+Brown, PC, would have caused WithumSmith+Brown, PC to make reference thereto in its report on Tailwind Two’s pre-Business Combination financial statements as of December 31, 2021 and for the period from November 18, 2020 through December 31, 2020. During the period from November 18, 2020 through December 31, 2021 and the subsequent interim period through March 31, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K except for the material weakness that is disclosed under the heading “Item 9A. Controls and Procedures—Evaluation of Controls and Procedures” in Tailwind Two’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 21, 2022.

The Company has provided WithumSmith+Brown, PC with a copy of the foregoing disclosures made by the Company in response to this Item 4.01 and has requested that WithumSmith+Brown, PC furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of WithumSmith+Brown, PC’s letter, dated April 6, 2022, is attached as Exhibit 16.1 to this Report.

During the period from November 18, 2020 through December 31, 2021 and the subsequent period through March 31, 2022, the Company did not consult with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Terran Orbital’s consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION (Registrant)

By:	/s/ Gary Hobart
Name:	Gary Hobart
Title:	Chief Financial Officer
Date:	April 6, 2022